Exhibit 99.3

Cross Country Healthcare, Inc.

Unaudited Pro Forma Financial Statements

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Unaudited Pro Forma Consolidated Financial Information

Pro Forma Condensed Consolidated Statement of Operations – Three Months Ended March 31, 2003

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations Three Months Ended March 31, 2003 and Unaudited Pro Forma Condensed Consolidated  Balance Sheet as of March 31, 2003

Unaudited Pro Forma Condensed Consolidated Statement of Operations - Year Ended December 31, 2002

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations Year Ended December 31, 2002

Cross Country Healthcare, Inc.

Unaudited Pro Forma Consolidated Financial Information

Cross Country Nurses, Inc., a wholly-owned subsidiary of Cross Country Healthcare, Inc. acquired substantially all of the assets of Med-Staff, Inc. (Med-Staff) on June 5, 2003. Subsequent to the acquistion, Cross Country Nurses, Inc. changed its name to Med-Staff, Inc., a Delaware corporation. In accordance with Article 11 of Regulation S-X, presented below is the required pro forma financial information.

The pro forma condensed consolidated statement of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 give effect to the acquisition as if the transaction had occurred on January 1, 2002. The pro forma condensed consolidated balance sheet as of March 31, 2003 gives effect to the acquisition as if the transaction occurred on the balance sheet date.

The pro forma information is based on the historical statements of the acquired business giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma condensed consolidated statements of operations.

The pro forma information does not purport to be indicative of the combined results of operations that actually would have taken place if transactions had occurred on such dates.

Cross Country Healthcare, Inc.

Pro Forma Condensed Consolidated Statement of Operations - Three Months Ended March 31, 2003
(unaudited, amounts in thousands)

	As reported Cross Country	Med-Staff (a)	Pro Forma Acquisition Adjustments		Pro Forma Consolidated

Revenue from services	$161,003	$42,642	$(133)	(b)	$203,512
Operating expenses:
Direct operating expenses	121,481	33,007	(175)	(b)	154,313
Selling, general and administrative expenses	25,013	5,442	316	(c)	30,771
Bad debt expense	-	100	-		100
Depreciation	1,068	60	(8)	(d)	1,120
Amortization	747	-	254	(e)	1,001
Loss on early extinguishment of debt	-	-	1,105	(f)	1,105
Total operating expenses	148,309	38,609	1,492		188,410

Income from operations	12,694	4,033	(1,625)		15,102
Other expenses:
Interest expense (income), net	586	(4)	1,363	(g)	1,945

Income before income taxes	12,108	4,037	(2,988)		13,157
Income tax expense	4,686	38	368	(h)	5,092

Income from continuing operations	$7,422	$3,999	$(3,356)		$8,065

Basic income from continuing operations per common share	$0.23				$0.25

Diluted income from continuing operations per common share	$0.23				$0.25

Weighted average shares outstanding - basic	32,247				32,247
Weighted average shares outstanding - diluted	32,607				32,607

Cross Country Healthcare, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003
(unaudited, amounts in thousands)

	As reported Cross Country	Med-Staff (a)	Pro Forma Acquisition Adjustments		Pro Forma Consolidated

Current assets:
Cash and cash equivalents	$14,221	$7,069	$(16,466)	(i)	$4,824
Accounts receivable, net	96,498	25,107	(213)	(i)	121,392
Assets from discontinued operations, net	10	-	-		10
Other current assets	11,160	2,465	(631)	(i)	12,994
Total current assets	121,889	34,641	(17,310)		139,220
Property and equipment, net	11,900	527	163	(j)	12,590
Goodwill, net	229,310	273	77,849	(j)	307,432
Trademark, net	15,749	-	-		15,749
Other identifiable intangible assets, net	6,449	-	4,554	(j)	11,003
Other assets	1,114	-	2,276	(k)	3,390
Total assets	$386,411	$35,441	$67,532		$489,384

Current liabilities:
Accounts payable and accrued expenses	$2,195	$1,696	$514	(l)	$4,405
Accrued employee compensation and benefits	31,242	4,075	-		35,317
Current portion of long-term debt	9,532	-	(3,239)	(m)	6,293
Net liabilities from discontinued operations	25	-	-		25
Other current liabilities	5,885	469	(469)	(i)	5,885
Total current liabilities	48,879	6,240	(3,194)		51,925
Deferred income taxes	11,014	-	-		11,014
Deferred compensation	-	5,896	(5,896)	(i)	-
Long term debt	17,963	-	100,953	(m)	118,916
Total liabilities	77,856	12,136	91,863		181,855
Commitments and contingencies
Stockholders' equity
Common stock, Class A	3	0	(0)	(n)	3
Additional paid-in-capital	258,790	66	(66)	(n)	258,790
Other stockholders' equity	49,762	23,239	(24,265)	(n)	48,736
Total stockholders' equity	308,555	23,305	(24,331)		307,529

Total liabilities and stockholders' equity	$386,411	$35,441	$67,532		$489,384

Cross Country Healthcare, Inc.

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations Three Months Ended March 31, 2003

and

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003

(amounts in thousands)

(a)

Represents the historical results of Med-Staff for the three months ended March 31, 2003 and as of March 31, 2003. The historical results for the three months ended March 31, 2003 have been derived from the unaudited financial statements of Med-Staff.

(b)

Pro forma adjustment to eliminate intercompany sales. Direct costs adjustment also includes an adjustment for certain costs that Cross Country Healthcare classifies as selling, general and administrative-$42.

(c)

Pro forma adjustments to reflect: 1) certain incremental administrative expenses that have been identified to integrate Med-Staff with Cross Country Healthcare on an ongoing basis - $484; and 2) a reclassification of direct costs as explained in footnote (b) and 3) the removal of nonrecurring costs related to the acquisition - $210.

(d)

Pro forma adjustment to reflect a change in depreciation method on Med-Staff’s property and equipment from an accelerated method to straight-line and additional depreciation of proprietary software recorded as a result of the purchase accounting adjustment described in footnote (j).

(e)

Pro forma adjustment to record the amortization of specifically identifiable assets acquired with definite lives of 5-8 years, amortization of loan fees over 5.6 years relating to the new debt as a result of the Med-Staff acquisition, and the removal of the amortization related to the old credit facility.

(f)

Pro forma adjustment to write-off loan fees on refinanced debt as a result of the acquisition.

(g)

Pro forma increase in interest expense from: 1) additional borrowings utilized to fund the Med-Staff acquisition; and 2) an increase in the interest rate on borrowings relating to the refinanced debt.

(h)

Effect of the pro forma adjustments on the provision for income taxes.

(i)

Pro forma adjustment to eliminate assets and liabilities not acquired. Cash adjustment includes assumption that $9,398 in cash was used to purchase Med-Staff.

(j)

Represents purchase accounting adjustment to record the estimated fair value of tangible and intangible assets per appraisal analysis.

(k)

Pro forma adjustment to reflect incremental costs incurred in connection with obtaining a new credit facility to finance the acquisition after writing off loan fees from the previous facility.

(l)

Pro forma adjustment to accrue remaining fees related to the acquisition and financing.

(m)

Represents the incremental borrowings and revised amortization of debt as a result of the acquisition financing.

(n)

Represents the elimination of Med-Staff’s equity and the write-off of loan fees - $1,026.

Cross Country Healthcare, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations - Year Ended December 31, 2002
(unaudited, amounts in thousands)

	As reported Cross Country	Med-Staff (a)	Pro Forma Acquisition Adjustments		Pro Forma Consolidated

Revenue from services	$639,953	$162,250	$(885)	(b)	$801,318
Operating expenses:
Direct operating expenses	478,550	122,132	(944)	(b)	599,738
Selling, general and administrative expenses	94,930	20,814	1,704	(c)	117,448
Bad debt expense	242	-	-		242
Depreciation	3,524	210	(51)	(d)	3,683
Amortization	3,148	-	890	(e)	4,038
Non-recurring transaction costs	886	-	-		886
Loss on early extinguishment of debt	-	-	1,544	(f)	1,544
Total operating expenses	581,280	143,156	3,143		727,579

Income from operations	58,673	19,094	(4,028)		73,739
Other expenses:
Interest expense (income), net	3,753	(84)	6,339	(g)	10,008

Income before income taxes	54,920	19,178	(10,367)		63,731
Income tax expense	21,254	791	2,619	(h)	24,664

Income from continuing operations	$33,666	$18,387	$(12,986)		$39,067

Basic income from continuing operations per common share	$1.04				$1.20

Diluted income from continuing operations per common share	$1.00				$1.16

Weighted average shares outstanding - basic	32,432				32,432
Weighted average shares outstanding - diluted	33,653				33,653

Cross Country Healthcare, Inc.

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations Year Ended December 31, 2002

(amounts in thousands)

a)

Represents the historical results of Med-Staff for the year ended December 31, 2002. The historical results for the year ended December 31, 2002 have been derived from the combined audited financial statements of Med-Staff, Inc. and Medical Professional Contractors attached as an exhibit to this Form 8-K filing.

b)

Pro forma adjustment to eliminate intercompany sales. Direct costs adjustment also includes and adjustment for certain costs that Cross Country Healthcare classifies as selling, general and administrative -$57.

c)

Pro forma adjustments to: 1) reflect certain incremental administrative expense that have been identified to integrate Med-Staff with Cross Country Healthcare on an ongoing basis - $1,936; 2) reflect change in professional liability insurance from an occurrence based to a claims made policy - $938; and 3) a reclassification of direct costs as explained in footnote (b) above - $57; partially offset by 4) the removal of transaction costs that are nonrecurring - $227 and deferred compensation plan expenses - $1,000.

d)

Pro forma adjustment to reflect a change in depreciation method on Med-Staff’s property and equipment from an accelerated method to straight-line and additional depreciation of proprietary software recorded as a result of the purchase accounting adjustment.

e)

Pro forma adjustment to record the amortization of specifically identifiable assets acquired with definite lives of 5-8 years, amortization of loan fees over 5.6 years relating to the new debt as a result of the Med-Staff acquisition, and the removal of the amortization related to the old credit facility.

f)

Pro forma adjustment to write-off loan fees on refinanced debt as a result of the acquisition.

g)

Pro forma increase in interest expense from: 1) additional borrowings utilized to fund the Med-Staff acquisition; and 2) an increase in the interest rate on borrowings relating to the refinanced debt.

h)

Effect of the pro forma adjustments on the provision for income taxes.